SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 21, 2002
(Date of earliest event reported)

CARDIMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (510) 354-0300

Item 5.    Other Events.

On May 17, 2002, the Board of Directors of Cardima, Inc. approved a stockholder rights plan as set forth in the Rights Agreement, dated as of May 20, 2002, between Cardima, Inc. and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”). Under the Rights Agreement each common stockholder of record as of the close of business on May 21, 2002, will receive a dividend of one right for each share of common stock held by them. Each right entitles the holder to purchase from the company one one-hundredth of a share of a new series of participating preferred stock at an initial purchase price of $50.00. A press release relating to these matters was issued by the company on May 22, 2002.

The complete text of the press release issued by the company and of the Rights Agreement are attached as exhibits to this Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press Release, dated May 22, 2002.

99.2	Rights Agreement, dated as of May 20, 2002, between Cardima, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2002

CARDIMA, INC.

By:	/s/ GABRIEL B. VEGH
Gabriel B. Vegh Chairman of the Board and Chief Executive Officer

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